Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into as of the Effective Date by and among Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser wish to enter into this Agreement on the terms set out below. This Agreement is binding on the Company and on each Purchaser from that Purchaser’s Effective Date. The obligations of the parties to complete the purchase and sale of the Securities are subject only to the satisfaction or waiver of the conditions set out in Section 2.2(b) and to the Outside Date in Section 2.1.

B.         Subject to the terms and conditions set forth in this Agreement, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement (the “Offering”): (i) shares of voting common stock, par value $0.01 per share, of the Company (the “Voting Common Stock”); (ii) shares of non-voting common stock, par value $0.01 per share, of the Company (“Non-Voting Common Stock”), and (iii) five year warrant in substantially the form of Exhibit A attached hereto (a “Warrant”) entitling the holder to purchase shares of Non-Voting Common Stock, (the “Warrant Share” or “Warrant Shares” and together with the Voting Common Stock and Non-Voting Common Stock, the “Securities”). Each Warrant may be exercised after six months from the Closing Date, consistent with Nasdaq Rule 5635(d). THE FOREGOING DESCRIPTION OF THE WARRANT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF WARRANT ATTACHED HERETO AS EXHIBIT A.

The Purchase Price shall be $1.15 per share for Voting Common Stock and/or Non-Voting Common Stock. Each Purchaser shall also receive one (1) Warrant Share for every five (5) shares of either Voting Common Stock or Non-Voting Common Stock, or a combination thereof, purchased. Each Purchaser’s respective purchase amounts of Voting Common Stock and Non-Voting Common Stock shall be set forth opposite the Purchaser’s name on the signature page hereto,

C.         No Purchaser shall be entitled to purchase the Securities issuable at Closing that would cause such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act (each as defined below), to acquire, or to obtain the right to acquire, more than 9.99% of the outstanding shares or the voting securities of the Company or such amount of the voting Securities and/or nonvoting securities of the Company (including Non-Voting Common Stock issuable upon the exercise of the Warrants) that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred (the “Non-Control Conditions”).

EXECUTION VERSION

D.          Prior to the Closing of the Offering and in connection therewith, the Voting Common Stock, including any Voting Common Stock issuable upon the conversion of the Non-Voting Common Stock issued hereunder or upon the exercise of the Warrant Shares, will be registered for sale under the Securities Act pursuant to a Form S-3 registered direct offering prospectus supplement subject to a Purchaser’s compliance with the above Non-Control Conditions will be registered pursuant to a registered direct offering under a prospectus supplement filed by the Company under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1.	DEFINITIONS

1.1.     Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Bank” means Patriot Bank, N.A., a wholly owned Subsidiary of the Company.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Board” means the Board of Directors of the Company.

“CIBC Act” means the Change in Bank Control Act of 1978.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law to close.

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means the Business Day on which the Closing occurs, being the Business Day on which (i) all of the Transaction Documents have been executed and delivered by the applicable parties thereto and (ii) all conditions precedent set forth in Section 2.2(b) to (A) the Purchasers’ obligations to pay the Purchase Price and (B) the Company’s obligations to deliver the Securities have been satisfied or, with the written consent of the affected Purchaser, waived; provided that in no event shall the Closing Date fall later than the Outside Date.

“Common Stock” means the Voting Common Stock and Non-Voting Common Stock.

“Effective Date” means, with respect to a Purchaser, the later of (i) the date on which this Agreement has been executed by both the Company and such Purchaser, being the date of the later signature as recorded on the applicable signature pages, and (ii) the date on which the Purchase Price has been delivered by such Purchaser to the Company. Each Purchaser’s Effective Date shall be determined separately.

EXECUTION VERSION

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-3” means a Form S-3 prospectus supplement filed with the SEC prior to the Closing of the Offering meeting the requirements set forth in this Agreement and covering a registered direct offering by the Company of the Voting Common Stock.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or any political subdivision, court, body, agency or regulatory authority thereof, and any person exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the business, assets, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by any applicable Governmental Entity, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions, including interest rates, affecting banks generally, (D) the effects of any action or omission taken by the Company or the Bank expressly required by this Agreement or taken with the prior written consent of any Purchaser, or (E) the public disclosure of this Agreement or the transactions contemplated hereby, except, with respect to clauses (A), (B) and (C), to the extent that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Non-Control Conditions” has the meaning set forth in the Recitals.

“Non-Voting Common Stock Purchase Price” means $1.15 per share, which shall also include the issuance of one (1) Warrant Share for every five (5) shares of Voting Common Stock or Non-Voting Common Stock acquired..

EXECUTION VERSION

“Non-Voting Stock Purchase Price” means Non-Voting Common Stock Purchase Price times the number of shares of Non-Voting Common Stock to be issued set forth below such Purchaser’s name on the signature page hereto to be paid for the Securities purchased hereunder in US Dollars and in immediately available funds.

“Omnibus Equity Incentive Plan” means the 2025 Equity Incentive Plan as approved by shareholders in 2025.

“Outside Date” means the fifth (5th) Business Day following the Effective Date, as extended solely in accordance with Section 2.1(f).

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Questionnaire” means the Accredited Investor Questionnaire in the form of Exhibit B attached hereto to be completed, executed and delivered to the Company by each Purchaser together with this Agreement.

“Purchase Price” means the aggregate of the Voting Stock Purchase Price and Non-Voting Stock Purchase Price

“Prospectus” means the prospectus included in a Form S-3 or Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by a Form S-3 or Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualifying Purchaser” means any Purchaser that acquires at least $20 million in this offering or is designated a Qualifying Purchaser by the Company’s Board of Directors in its sole discretion.

“Registrable Securities” means the Voting Common Stock and the Warrants Shares to the extent convertible into Voting Common Stock following the exercise of the Warrant Shares, subject to compliance with the Non-Control Conditions.

EXECUTION VERSION

“Registration Statement” means a registration statement meeting the requirements set forth in this Agreement and covering the resale by the Purchasers of the Registrable Securities, as applicable.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means any entity the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Markets on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and any other documents or agreements executed and delivered by the Company to the Purchasers in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

“Voting Common Stock Purchase Price” means $1.15 per share, which shall also include the issuance of one (1) Warrant Share for every five (5) shares of Voting Common Stock or Non-Voting Common Stock acquired..

“Voting Stock Purchase Price” means Voting Common Stock Purchase Price times the number of shares of Voting Common Stock to be issued set forth below such Purchaser’s name on the signature page hereto to be paid for the Securities purchased hereunder in US Dollars and in immediately available funds.

2.	PURCHASE AND SALE

2.1.    Closing.

(a)    At the Closing, and subject to the terms set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company: (i) the number of shares of Voting Common Stock set forth below such Purchaser’s name on the signature page to this Agreement, at the Voting Stock Purchase Price; (ii) the number of shares of Non-Voting Common Stock set forth below such Purchaser’s name on the signature page to this Agreement, at the Non-Voting Stock Purchase Price; and (iii) a Warrant exercisable for the number of Warrant Shares representing one (1) share of non‑voting common stock for every five (5) shares of Voting Common Stock and/or Non-Voting Common Stock purchased in the Offering.

EXECUTION VERSION

(b)    The Closing shall occur at 1:00 p.m. (New York City Time) on the Closing Date or such other time and location as the parties shall mutually agree.

(c)    Conditions to Funding. No Purchaser shall be obliged to deliver its Purchase Price until the Company has delivered to such Purchaser a certificate of an executive officer, dated not more than two (2) Business Days prior to the proposed Closing Date, certifying that each condition set forth in Section 2.2(b) has been satisfied (or, with such Purchaser’s written consent, waived) and specifying the proposed Closing Date.

(d)    Holding of Funds. Pending the Closing, all funds delivered by a Purchaser shall be held for the benefit of the Purchasers in a segregated account, shall not be commingled with the general funds of the Company or the Bank, and shall not be applied by the Company or the Bank for any purpose prior to the Closing. The Closing shall not occur until the Prospectus Supplement covering the Voting Common Stock has been filed with the SEC pursuant to Rule 424(b).

(e)    Outside Date; Automatic Termination and Return of Funds. If the Closing has not occurred on or before the Outside Date then, without any further act of any party, (i) this Agreement shall automatically terminate with respect to each Purchaser whose Closing has not occurred, and (ii) the Company shall, and shall cause the Bank to, return to each such Purchaser the full amount of the funds delivered by it, together with any interest actually earned thereon, by wire transfer of immediately available funds to the account from which such funds were received, no later than two (2) Business Days following the Outside Date, free of any deduction, withholding, set-off, counterclaim, fee or expense. The Company shall bear all costs of such return.

(f)    Extensions. The Outside Date may be extended only with the express written consent of the affected Purchaser, given after the request for extension is made and specifying the extended date. No extension is effective without that consent, and no consent is to be implied from silence, delay, inaction, any course of dealing, or a Purchaser’s failure to demand the return of its funds. A Purchaser may withhold consent for any reason or no reason. An extension granted by one Purchaser does not bind any other Purchaser.

(g)    Remedies Preserved; Survival. The return of funds under Section 2.1(e) is in addition to, and not in substitution for, any other right or remedy of a Purchaser, and shall not prejudice any claim arising from a breach of this Agreement occurring prior to termination. Notwithstanding Recital A or any other provision of this Agreement, this Section 2.1 and Section 5.1 shall be binding on the Company from the Effective Date, whether or not the Closing occurs and whether or not any registration statement or prospectus supplement is filed. Sections 2.1(d), 2.1(e), 2.1(f) and this Section 2.1(g) shall survive termination of this Agreement.

2.2.    Deliverables; Closing Conditions.

(a)    At the Closing, the Company shall deliver, or cause to be delivered to each Purchaser, or if any Purchaser otherwise instructs in writing, to such Purchaser’s designee as set forth on the signature page hereto, evidence of the issuance of the Voting Common Stock, Non-Voting Common Stock, and Warrant Shares purchased by such Purchaser. Such delivery shall be against payment of the Purchase Price, therefor by each Purchaser or by its designee by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

EXECUTION VERSION

(b)    The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (in each case, unless made as of a specified date therein, in which case they shall be accurate in all material respects as of such date) of the Company (with respect to the obligations of the Purchasers) and the representations and warranties contained herein of the Purchasers (with respect to the obligations of the Company);

(ii)

(1)    all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(2)    the Company and the Purchaser shall have executed and delivered to each other this Agreement, and the Purchaser shall have executed and delivered to the Company the Purchaser Questionnaire;

(3)    (with respect to the obligations of the Purchasers only) the Company shall have delivered or caused to be delivered to each Purchaser a draft Form 8-K and a draft form of Registration Statement and Prospectus Supplement to be filed with the SEC within three (3) Business Days following the Closing Date;

(4)    (with respect to the obligations of the Purchasers only) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(5)    (with respect to the obligations of the Purchasers only) from the date hereof until the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s Principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

EXECUTION VERSION

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1.    Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Purchaser as follows:

(a)    Organization; Authority. Each of the Company and the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and to execute and deliver this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(b)    Authorizations; Enforceability.

(i)    This Agreement has been duly authorized, executed and delivered by the Company. No further action is required by the Company, its board of directors or the Company’s shareholders in connection with the transactions contemplated by this Agreement and the other Transaction Documents. This Agreement and each other Transaction Document to which it is a party constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)    The Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(c)    Neither the Company nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(d)    Neither the Company or any of its Subsidiaries nor any other person makes or has made any representation or warranty to any Purchaser or any of its Affiliates or representatives, except for the representations and warranties made by the Company in Section 3.1, including with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, the Bank or any of the Company’s other Subsidiaries or their respective businesses or (ii) any oral or written information presented to any Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(e)    The Company’s most recent audited financials, and its SEC filings, including its most recent Form 10-K and Form 10-Q filings, are accurate in all material respects.

EXECUTION VERSION

(f)    The Company has no agreements or understandings (including, without limitation, side letters) with any Person to purchase the Securities on terms more favorable to such Person than as set forth herein. Under the Transaction Documents, all Purchasers are paying the same Purchase Price, provided, however, that any investor investing over $20 million may receive Board observer rights.

(g)    The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities.

(h)    The Company represents and warrants to the Purchasers that the Offering of the Voting Common Stock is being conducted pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). The Company has used, and through the Closing shall use, its reasonable best efforts to maintain the effectiveness of such registration statement. The shares of Registerable Securities sold in the Offering, have been or, upon issuance, will be issued pursuant to such effective registration statement. Accordingly, the Company represents and warrants that no registration rights under the Securities Act are necessary or will be granted with respect to such securities.

(i)    The Company has prepared and filed the Form S-3 in conformity with the requirements of the Securities Act, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement.  The Company was at the time of the filing of the Form S-3 eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve calendar (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3.  The Form S-3 is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Form S-3 or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC.  The Company, if required by the rules and regulations of the SEC, shall file the Prospectus with the SEC pursuant to Rule 424(b).  At the time the Form S-3 and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Form S-3 and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXECUTION VERSION

(j)          The Company shall not for three months from the Effective Date, offer or issue any Securities pursuant to any other offering of Common Stock or other equity-based securities on terms that are more favorable than the terms and conditions, including, without limitation, the Purchase Price, applicable to the Securities purchased hereunder by the Purchaser.

(k)         The Company represents and warrants that the ownership by Purchaser (together with its Affiliates (as such term is used under the BHC Act)) of up to 13,000,000 shares of voting securities will not exceed the threshold of 9.99% of the outstanding shares of any class of voting securities of the Company in Paragraph 4.7 of this Agreement.

3.2.    Representations, Warranties and Covenants of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows:

(a)    Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser, and no further approval or authorization by any of such persons, as the case may be, is required. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)    No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)    Form S-3. Purchaser is acquiring the shares of Voting Common Stock pursuant to the Form S-3 and has received or been provided access to the Prospectus Supplement.

EXECUTION VERSION

(d)    Investment Intent. The Purchaser is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities, including the Warrant Shares after they become exercisable following 180 days from the Closing Date, pursuant to an effective registration statement under the Securities Act, if any, or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity. Such Purchaser is not a registered broker dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker dealer.

(e)    Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Purchaser Questionnaire attached hereto as Exhibit B, and the information contained therein is complete and accurate as of the date thereof, as of the date hereof, and as of the Closing Date.

(f)    Residency. Such Purchaser’s office in which its investment decision with respect to the Securities was made is located at the address for such Purchaser set forth under such Purchaser’s name on the signature page hereof.

(g)    Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Securities indefinitely if required, is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Securities.

(h)    Access to Information. Such Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser acknowledges that it has had the opportunity to review the Company’s filings with the SEC and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the representations and warranties contained in the Transaction Documents. Purchaser acknowledges that the Company has not made any representation, express or implied, with respect to the accuracy, completeness, or adequacy of any available information except that the Company has made the express representations and warranties contained in Section 3.1 of this Agreement.

EXECUTION VERSION

(i)    Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to invest in the Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company (or any of its agents, counsel, or Affiliates) or any other Purchaser or other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the investment in the Securities constitutes legal, regulatory, tax, or investment advice. Such Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its investment in the Securities. Such Purchaser has not relied on the business, legal, or regulatory advice of the Company’s agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j)    Reliance on Information. Such Purchaser understands that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of such Purchaser set forth herein in order to determine the eligibility of such Purchaser to acquire the Securities.

(k)    No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Such Purchaser understands that the Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), including the FDIC’s Deposit Insurance Fund, or any other governmental entity.

(l)    Trading. Such Purchaser acknowledges that there is a limited trading market for the Common Stock.

(m)    Knowledge as to Conditions. Such Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained, solely with respect to facts or circumstances related to such Purchaser.

EXECUTION VERSION

(n)    Reliance. The Company will be entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (i) any Governmental Entity having jurisdiction over the Company and its Affiliates, and (ii) any interested party in any Proceeding with respect to the matters covered hereby, in each case, to the extent required by any Governmental Entity to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

(o)    Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary of the Company, or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of such Purchaser.

(p)    No General Solicitation. Such Purchaser is not investing in the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities, whether submitted to Purchaser by the Company prior to the Closing, or published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D).

(q)    No Agreements. Such Purchaser has not entered into any agreements with shareholders of the Company or other subscribers (i) for the purpose of controlling the Company or any Subsidiary or (ii) regarding voting or transferring Purchaser’s interest in the Company.

(r)    Antitrust and Other Consents, Filings, Etc. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any law or regulation is necessary or required to be obtained or made by such Purchaser, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery, or performance by such Purchaser of this Agreement or the investment in the Securities contemplated hereby, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve or other federal or state banking authority and except for such schedules or statements required to be filed with the SEC pursuant to Regulation 13D-G of the Exchange Act.

(s)    Financial Capability. At the Closing, such Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(t)    Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities and other activities with respect to the Securities by the Purchasers.

EXECUTION VERSION

(u)    Beneficial Ownership. The purchase by such Purchaser of the Securities issuable to it at the Closing will not result in such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act) acquiring, or obtaining the right to acquire, more than 9.99% of the outstanding shares of Common Stock or the voting securities of the Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), more than 9.99% of the outstanding shares of Common Stock or the voting securities of Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute “control” under the BHC Act or the CIBC Act of the Company on a post transaction basis that assumes that such Closing shall have occurred.

(v)    Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHC Act)) shall have the ability to purchase or exercise any voting rights of any securities in excess of 9.99% of the outstanding shares of any class of voting securities of the Company. In the event any Purchaser breaches its obligations under this Section 3.2(v), or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Company and shall cooperate in good faith to promptly modify any ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach. Notwithstanding the generality of the foregoing, no Purchaser shall be entitled to convert any Non-Voting Common Stock or exercise any Warrant to acquire Warrant Shares to the extent that, as a result of such conversion or exercise, such Purchaser, together with its Affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Purchaser’s holdings for purposes of the BHC Act or the CIBC Act, would be violative of the Non-Control Conditions. Any conversion or exercise in violation of the foregoing shall be null and void ab initio to the extent of such violation, and the Company shall not be required to issue any shares or other securities in connection with any such conversion or exercise to the extent such issuance would cause the applicable Purchaser to fail to satisfy the Non-Control Conditions.

(w)    Confidentiality and Non-Disparagement. Purchaser agrees to keep all communications with the Company and its officers and directors as confidential and while Purchaser continues to own any Securities purchased hereunder agrees not to disparage the Company or any of its officers, directors, or employees.

(x)    No Other Representation. Such Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

EXECUTION VERSION

4.	OTHER AGREEMENTS OF THE PARTIES

4.1.    Reservation of Common Stock. As of the date hereof, the Company has reserved a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the shares of Voting Common Stock, Non-Voting Common Stock and Warrant Shares and such shares of Voting Common Stock and Non-Voting Common Stock as may be exchanged for subject to compliance with the Non-Control Conditions.

4.2.     Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Voting Common Stock on the Principal Trading Market, and concurrently with the Closing, the Company shall submit all applicable documents to the Principal Trading Market to list or quote all of the Securities and Registrable Securities on such Principal Trading Market.

4.3.     Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities to fund capital contributions to Patriot Bank NA (the “Bank”) and general corporate purposes, which may include capital expenditures, working capital, interest payments, and general and administrative expenses. The Company expects at least two-thirds of the proceeds to be contributed to the Bank during the first year following the Closing.

4.4.     Board Observer Right.

(a)    For so long as any Qualifying Purchaser continues to beneficially own at least 50% of the shares of Voting Common Stock acquired in the Offering contemplated by this Agreement (the “Minimum Ownership Interest”), the Company hereby agrees that, from and after the Closing, the Company shall invite a person designated by Qualifying Purchaser (the “Observer”) to attend meetings of the Board of Directors (the “Board”) of the Company, in a nonvoting, nonparticipating observer capacity. The designation of the Observer by the Qualifying Purchaser must be reasonably acceptable to the Company. The Observer shall not have any right to vote on any matter presented to the Boards, or any committee thereof. The Qualifying Purchaser and the Observer shall be solely responsible for, and the Company shall have no obligation to reimburse or otherwise bear, any costs or expenses incurred in connection with the Observer's attendance at any meeting of the Board or any committee thereof, including, without limitation, travel, lodging, meals and other incidental expenses. The Company shall give the Observer written notice of each meeting of the Board at the same time and in the same manner as the members of the Board, shall provide the Observer with access to all written materials and other information given to members of the Board at the same time such materials and information are given to such members (provided, however, that the Observer shall not be provided any confidential supervisory information) and shall permit the Observer to attend as an observer at all meetings thereof. In the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents. Notwithstanding anything to the contrary provided hereby, (i) the Observer may be excluded from executive sessions comprised solely of independent directors, (ii) the Company and the Board, shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof if doing so is, in the advice of counsel, (A) necessary to protect the attorney-client privilege between such party and counsel, or (B) necessary to avoid a violation of any applicable Law or any fiduciary requirements under applicable Law, provided that the Company shall use commercially reasonable efforts to provide such information to the Observer in a manner that does not compromise or violate (as applicable) such attorney-client privilege, fiduciary requirements or applicable Law. If Qualifying Purchaser no longer has a Minimum Ownership Interest, Qualifying Purchaser will have no further rights under this section

EXECUTION VERSION

i.

Notwithstanding anything to the contrary contained in this section, the Board may exclude the Observer from portions of meetings of the Board to the extent that the Board will be discussing (i) any matters directly related to Qualifying Purchaser, or (ii) any exam or other confidential correspondence with the Federal Reserve, the FDIC or the Office of the Comptroller of the Currency, in each case to the extent required by applicable law or regulation as reasonably determined by the Company’s legal counsel.

ii.

Qualifying Purchaser covenants and agrees to hold any information obtained from its Observer in confidence, and to cause its Observer to agree to hold in confidence and to act in a fiduciary manner with respect to all information provided to such Observer, in each case except to the extent that such information (i) was previously known by or in the possession of such party on a nonconfidential basis, (ii) is or becomes in the public domain through no fault of such party, (iii) is later lawfully acquired from other sources by the party to which it was furnished or (iv) is independently developed by such party without the use of such information; provided, however, that the foregoing will not prohibit the Observer from sharing any information with the Qualifying Purchaser. Each of the parties to this Agreement hereby acknowledges that they are aware, and will ensure that their representatives and affiliates are aware, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and in furtherance thereof the Qualifying Purchaser will, and the Qualifying Purchaser will cause the Observer to, comply with the Company’s Insider Trading Policy.

(b)         Termination. If at any time Qualifying Purchaser ceases to satisfy the Minimum Ownership Interest, Qualifying Purchaser shall promptly notify the Company, and the Board Observer right set forth in Section (b) shall automatically terminate.

EXECUTION VERSION

4.5          Subsequent Financings.

(a)    For so long as Purchaser (together with its Affiliates) continues to beneficially own at least the Minimum Ownership Interest, if during five (5) years after the date hereof, the Company or any of its Subsidiaries proposes to offer or sell (the “New Offering”) any securities (any such security, a “New Security”) (other than (i) any Voting Common Stock, Non-Voting Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated (and disclosed to the Purchaser in writing) to be issued as of the date hereof; (ii) equity grants awarded, or securities issued, pursuant to the Company’s 2020 Restricted Stock Award Plan or Omnibus Equity Incentive Plan or as an inducement award to a new employee, as applicable; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction), then the Company shall use its reasonable best efforts to offer to Purchaser the right to participate in the New Offering on the same terms as such securities are proposed to be offered to others less the amount paid to any investment banker, broker, broker-dealer, finder, or placement agent. As a condition to receiving information regarding, or exercising its participation rights with respect to, any New Offering, Purchaser shall have executed and remain in compliance with a confidentiality and non-disclosure agreement in form and substance reasonably acceptable to the Company, if requested by the Company. To the extent the New Offering of the New Security is over-subscribed, Purchaser shall have a preferential right to subscribe for the amount of New Securities required to enable it to maintain its proportionate Common Stock equivalent interest in the Company (or its Subsidiaries) immediately prior to any such issuance of New Securities. Purchaser shall have fifteen (15) Business Days from receipt of such notice to elect in writing to participate in the New Offering. Any election by Purchaser not to participate in, or any failure by Purchaser to respond in respect of, a particular New Offering operates as a waiver in respect of that New Offering only, and does not affect Purchaser’s rights under this Section 4.5 in respect of any subsequent New Offering. For the avoidance of doubt, Purchaser does not forfeit any right under this Section by declining to participate, or by being unable to participate by reason of Section 4.5(b) or any applicable law or regulation.

(b) Notwithstanding anything in this Section 4.5 to the contrary, in no event shall Purchaser have the right to purchase New Securities hereunder to the extent (i) such purchase would result in Purchaser, together with any other Person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, collectively being deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Purchaser) would represent more than 9.99% of the voting securities or more than 33.3% of the Company’s total equity outstanding, or (ii) such right would result in Purchaser being deemed to control, including pursuant to the terms of 12 C.F.R. § 225.9(a)(1) and/or 12 C.F.R. § 225.9 (a)(5), voting securities that would result in such Purchaser being deemed to control the Company or the Bank for purposes of the BHC Act or the CIBC Act or any implementing regulations thereunder.

(c) Notwithstanding anything in this Section 4.5 to the contrary, upon the request of Purchaser that Purchaser not be issued voting securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with such Purchaser to modify the proposed issuance of New Securities to such Purchaser to provide for the issuance of Non-Voting Common Stock, or other non-voting securities in lieu of voting securities; provided, however, that to the extent, following such reasonable cooperation, such modification would cause any other Purchaser to exceed its respective ownership limitation set forth in this Agreement, the Company shall, and shall only be obligated to, issue and sell to the Purchaser such number of voting securities and nonvoting securities as will not cause any other Purchaser to exceed its respective ownership limitation set forth in this Agreement and that the Purchaser has indicated it is willing to hold following consummation of such New Offering, and any remaining securities may be offered, sold or otherwise transferred to any other person or persons.

EXECUTION VERSION

(d) If a Purchaser exercises its rights provided in this Section 4.5, the closing of the purchase of the New Securities in connection with the closing of the New Offering with respect to which such right has been exercised shall take place concurrently with the closing of the New Offering triggering the right being exercised by such Purchaser. Each of the Company and such Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(e) Notwithstanding anything in this Section 4.5 to the contrary, a majority of the directors of the Board may waive the provisions of Section 4.5 (in whole or in part) or reduce a Purchaser’s allocation in a New Offering if (i) the Board determines that the Company must issue equity or debt securities on an expedited basis, (ii) that there are strategic reasons to conduct a New Offering or include an investor in the New Offering who is not a Purchaser, or (iii) the compliance with the provisions of Section 4.5 (in whole or in part) would negatively impact the timing, terms, size, or value of the New Offering or otherwise harm the Company.

(f) The purchase of shares by Purchaser shall not (i) cause such Purchaser or any its Affiliates to violate any banking law or regulation (ii) require such purchaser or any of its affiliates to file a prior notice under the CIBC Act or otherwise seek prior approval of non-objection of any banking regular, (iii) require such Purchaser or any its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or the Bank, or (iv) cause Purchaser’s to be collectively deemed to own, control, or have the power to vote securities which (assuming for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Person) would represent more than 9.99% of any class of voting securities of the Company at such time.

Section 4.6. Subsequent Financing. Until December 31, 2026, in the event that any New Offering of Common Stock or other equity-based securities (other than such offerings described in Section 4.5(a)(i) through (iii)) (a “Subsequent Financing”) is on terms that are more favorable than the terms and conditions, including, without limitation, the Purchase Price, applicable to the securities purchased hereunder (the “Existing Securities”), then the Company shall promptly notify the Purchaser in writing (the “MFN Notice”) which shall include (i) the material terms and conditions of the Subsequent Financing; (ii) copies of any draft definitive agreements, term sheets, or related documentation for the Subsequent Financing; and (iii) the anticipated closing date of the Subsequent Financing. The Company shall offer the Purchasers, jointly and severally, the right of first refusal to fund a part of or the entirety of the Subsequent Financing on the terms and conditions provided in the MFN Notice; provided, however, that the restrictions in Section 4.5(b) applicable to rights to purchase New Securities shall apply to any rights to purchase Common Stock or other equity-based securities under this Section 4.6.

4.7          Avoidance of Control

(a)         Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHC Act)) shall have the ability to purchase or exercise any voting rights of any securities in excess of 9.99% of the outstanding shares of any class of voting securities of the Company.

EXECUTION VERSION

(b)    Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission, or recapitalization to the extent of such Purchaser’s pro rata proportion) that would reasonably be expected to pose a substantial risk that (a) a Purchaser’s equity securities of the Company (together with equity securities owned by such Purchaser’s affiliates (as such term is used under the BHC Act) would exceed 33.3% of the Company’s total equity or (b) a Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHC Act) of voting securities of the Company) would (i) exceed 9.99%, in each case without the prior written consent of such Purchaser and receipt of any required Bank Regulatory Approvals, or (ii) increase to an amount that would constitute “control” under the BHC Act, the CIBC Act, any applicable provisions of the Laws of the State of Connecticut, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHC Act, the CIBC Act, any applicable provisions of the Laws of the State of Connecticut, or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its respective Affiliates (as such term is used under the BHC Act)) shall have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 9.99% of any outstanding class of voting securities of the Company.

(c)    In the event either the Company or any Purchaser breaches its obligations under this Section 4.7, or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such other party to promptly modify any ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach; provided that no such modification shall require any Purchaser to increase or decrease its ownership interest in the Company without the consent of such other Purchaser.

5.	MISCELLANEOUS

5.1.    Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing: (i) by mutual written agreement of the Company and any Purchaser (with respect to itself only); (ii) by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; (iii) by any Purchaser (with respect to itself only), upon written notice to the Company, if (A) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 2.2(b) would not be satisfied; and (iv) by the Company (with respect to a Purchaser), upon written notice to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 2.2(b) would not be satisfied; and (v) automatically, with respect to any Purchaser whose Closing has not occurred, on the Outside Date in accordance with Section 2.1(e). In the event of a termination pursuant to this Section 5.1, the Company shall promptly notify all non-terminating Purchasers.

EXECUTION VERSION

5.2.    Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, (i) the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of evidence of the issuance of any Securities to the Purchasers. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the Company’s sale and issuance of the Securities to the Purchasers.

5.3.     Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail (provided the sender receives e-mail notification or confirmation of receipt of an e-mail transmission) at the e-mail address specified in this Section 5.4 prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in this Section 5.4 on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, CT 06901
Attention: Jeremy Turk
Email: LegalNotices@bankpatriot.com

With a copy to:	Windels Marx Lane & Mittendorf, LLP
156 W 56th St 22nd Floor New York, NY 10019
Attention: Gregory T. Krauss, Esq.
Email: gkrauss@windelsmarx.com

EXECUTION VERSION

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.5.     Amendments; Waivers ~~.~~

(a)    Prior to Closing. Prior to the Closing, no provision of this Agreement may be amended, modified, supplemented, waived or terminated except in a written instrument signed by the Company and each Purchaser.

(b) Following Closing. Following the Closing, and subject always to Sections 5.5(c) and 5.5(d), any provision of this Agreement may be amended, modified, supplemented, waived or terminated in a written instrument signed by the Company and Purchasers holding a Majority in Interest. For these purposes, “Majority in Interest” means Purchasers who paid more than fifty percent (50%) of the aggregate Purchase Price paid by all Purchasers at the Closing, determined as at the Closing Date and without regard to any subsequent transfer, conversion, exercise or disposition of Securities.

(c) Consent Rights. Notwithstanding Section 5.5(b), no amendment, modification, supplement, waiver or termination shall be effective against a Purchaser without that Purchaser’s prior written consent if it would:

(i)	change the Purchase Price, the Voting Stock Purchase Price, the Non-Voting Stock Purchase Price, or the number, class or terms of the Securities to be issued to that Purchaser;
(ii)	change the Exercise Price, the number of Warrant Shares, the vesting, exercisability, term or adjustment provisions of that Purchaser’s Warrant, or the method by which it may be exercised;
(iii)	change the time, form, place or conditions of the issuance or delivery of any Securities to that Purchaser, or of the payment or return of that Purchaser’s Purchase Price;
(iv)	impose or increase any obligation, liability, indemnity, standstill, voting restriction, lock-up or holding period applicable to that Purchaser;
(v)	alter, reduce or terminate any right of that Purchaser under Section 4.4 (Board Observer Right), Section 4.5 (Subsequent Financings) or Section 4.6 (Subsequent Financing);
(vi)	alter the Non-Control Conditions or any provision of Section 3.2(u), Section 3.2(v) or Section 4.7, or otherwise change any ownership, voting or regulatory limitation applicable to that Purchaser;
(vii)	restrict the transferability of any Securities held by that Purchaser, or alter Section 5.7;
(viii)

adversely affect the registration, listing or resale of the Securities, including any obligation of the Company in respect of the Form S-3, the Prospectus, the Prospectus Supplement or the Registrable Securities, or any right of that Purchaser to have restrictive legends removed;

EXECUTION VERSION

(ix)	alter Section 2.1, Section 5.1 (Termination), Section 5.9 (Governing Law), Section 5.13 (Survival) or Section 5.17 (Remedies);
(x)	reduce the proportion of Purchasers whose consent is required for any amendment or waiver, or amend this Section 5.5; or
(xi)	treat that Purchaser differently from any other Purchaser in any adverse respect.

(d) Differential Treatment. In addition to Section 5.5(c), any amendment, modification, supplement, waiver or termination that adversely affects the rights or obligations of a Purchaser, or of a group of Purchasers, in a manner different from other Purchasers requires the prior written consent of that Purchaser or group.

(e) Waivers. In the case of a waiver, the written instrument shall be signed by the party against whom enforcement of the waived provision is sought. No waiver of any default is a continuing waiver, or a waiver of any subsequent default or of any other provision, condition or requirement of this Agreement, nor shall any delay or omission by a party in exercising any right impair the exercise of that right. No waiver shall be implied from any course of dealing.

(f) Binding Effect. Any amendment or waiver effected in accordance with this Section 5.5 is binding on the Company, each Purchaser and each holder of Securities, subject in each case to Sections 5.5(c) and 5.5(d).

5.6.    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.8.    Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of laws thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall occur, on an exclusive basis, in the state or federal courts located in the City, County and State of New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

EXECUTION VERSION

5.10.    Independent Counsel. By executing this Agreement, each Purchaser does hereby acknowledge and understand that each such Purchaser is encouraged to seek independent legal counsel to review the terms of the transaction contemplated by this Agreement and ensure that such Purchaser’s interests are protected. By his, her or its signature hereto, each such Purchaser acknowledges the fact that such Purchaser has consulted, or has had the opportunity to consult, with the legal counsel of his, her or its choice prior to his, her or its execution of this Agreement.

5.11.    Concurrent Separate Offering of Subordinated Debt. Concurrently with and separately from this Offering, the Company is offering for sale to certain investors certain of the Company’s subordinated notes due 2036. The proceeds from such sale shall be used for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.

5.12.    Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including “confidential supervisory information” as defined in 12 C.F.R. § 261.2(b), “non-public OCC information” as defined in 12 C.F.R. § 4.32(b) and “exempt information” as defined in 12 C.F.R. § 309.5(g)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

5.13.    Survival. The representations and warranties of the Purchasers contained herein shall survive the Closing, and the delivery of the Securities.

5.14.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

EXECUTION VERSION

5.15.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.16.    Replacement of Securities. If any share of Voting Common Stock or Non-Voting Common Stock, Warrant Share, certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new share of Voting Common Stock or Non-Voting Common Stock, Warrant Share, certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new share of Voting Common Stock or Non-Voting Common Stock, Warrant Share certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.17.    Remedies. Each of the Purchasers and the Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

5.18.    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.19.    Binding Effect. This Agreement is binding on the Company and on each Purchaser from that Purchaser’s Effective Date. Neither the execution nor the delivery of this Agreement is held in escrow or is conditional on the Closing, on the filing or effectiveness of any registration statement or prospectus supplement, or on any other event. The Recitals form part of this Agreement, and in the event of any inconsistency between the Recitals and Sections 1 to 5, Sections 1 to 5 prevail.

5.20.    References to Dates. Each reference in this Agreement to “the date hereof”, “the date of this Agreement” or any similar expression means the Effective Date.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

PATRIOT NATIONAL BANCORP, INC.

/s/

By: _______________________________

Name:

Title:

Dated:

EXECUTION VERSION

NAME OF PURCHASER:

By: ______________________

Name:

Title:

Dated:

Total Purchase Price: _________________________

Aggregate Number of Voting Common

Shares to be acquired at Closing: _________________________________________________

Aggregate Number of Non-Voting Common

Shares to be acquired at Closing: _________________________________________________

Aggregate Number of Warrants to be acquired at Closing: _____________________________

Tax ID No.:

Address for Notice:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Telephone Number:

E-mail

Address:

Attention:

[Signature Page to Patriot National Bancorp Inc. Securities Purchase Agreement]

EXECUTION VERSION

Exhibit A

Form of Warrant

EXECUTION VERSION

Exhibit A to Securities Purchase Agreement

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

PATRIOT NATIONAL BANCORP, INC.

WARRANT TO PURCHASE COMMON STOCK

This Warrant is issued to _______________, a ___________ (the “Holder”) by Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”).

1.    Purchase of Shares. Subject to the terms and conditions of this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to [●] shares of fully paid and nonassessable shares of non-voting common stock, par value $0.01 per share, of the Company (the “Non-Voting Shares”), or upon a showing of “no control” pursuant to Section 2 below, then voting common stock, par value $0.01 per share, of the Company (the “Voting Shares” and collectively with Non-Voting Shares the “Shares”) at an exercise price set forth in Section 2, such purchase right being subject to the vesting and exercise requirements and expiration date set forth in Section 3 below. This Warrant is issued in connection with the Securities Purchase Agreement entered into by and between the Company and Holder dated as of September 23, 2026 (the “Agreement”). This Warrant is issued at, and with effect from, the Closing under the Agreement, and no Warrant shall be issued or become effective unless and until the Closing occurs. Capitalized terms used but not defined herein shall have the meanings as defined in the Agreement.

2.    Exercise Price. The exercise price for the Shares shall be $1.25 (the “Exercise Price”) per share, and subject to the Warrant holder meeting the “Non-Control Conditions” set forth below, subject to adjustments as provided below in Section 7, provided, however, the Holder shall not be entitled to purchase the Shares issuable upon exercise of this Warrant that would cause the Holder (including its Affiliates (as defined in the Agreement) or any other Persons (as defined in the Agreement) with which the Holder is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”) or the Change in Bank Control Act of 1978 (“CIBC Act”), to acquire, or to obtain the right to acquire, more than 9.99% of the outstanding Shares or the voting securities of the Company (the “Non-Control Conditions”).

3.    Vesting, Exercise and Termination Date. This Warrant:

(a)    has been issued on the Closing Date (the “Issuance Date”), and capitalised terms used but not defined in this Warrant have the meanings given to them in the Agreement,

(b)    shall be fully vested upon issuance;

(c)    shall be exercisable from and including the date that is six (6) months after the Issuance Date; and

(d)    to the extent not previously exercised shall terminate and shall no longer be in force and effect on the date that is 5 years from the Issuance Date.

EXECUTION VERSION

4.    Method of Exercise

(a)    While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

 (i)    the surrender of the Warrant, together with the Notice of Exercise (in the form attached hereto as Exhibit A) executed by the Holder and delivered to the Secretary of the Company at its principal offices; and

 (ii)    the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b)    Each exercise of this Warrant shall be deemed to have been affected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 4(a) above. At such time, the person(s) or entity(ies) in whose name or names any certificates for Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented by such certificates.

(c)    Following surrender of the Warrant, delivery of the Exercise Notice and payment of the Exercise Price for the number of Shares being purchased, the Company shall deliver a replacement Warrant evidencing the balance of any unexercised (vested and unvested) Shares, with otherwise identical terms and conditions.

(d)    Upon a certification by Holder that they would own less than 9.99% voting shares post exercise, this Warrant will be exercised into Voting Shares, otherwise they will be exercised into Non-Voting Shares. The Non-Voting Shares would be convertible into Voting Shares consistent with the terms and conditions of the Certificate of Incorporation existing on the Date hereof.

5.    Certificates for Shares; Voting Restrictions. Upon the exercise of the purchase rights evidenced by this Warrant, the Company shall, as soon as practicable thereafter, and in any event within twenty (20) days following delivery of the Notice of Exercise, issue and deliver to the Holder the number of Shares so purchased. Such Shares shall be issued either (i) in book-entry form in the name of the Holder (or its designee), with appropriate records maintained by the Company's transfer agent, (ii) through the facilities of The Depository Trust Company ("DTC"), if the Shares are then eligible for deposit through DTC and the Holder so requests, or (iii) if requested by the Holder and permitted by applicable law and the Company's governing documents, in certificated form.  Pursuant to the Agreement, the Holder is subject to certain limitations and restrictions on voting the Shares. In the event and to the extent that the Holder shall sell, transfer or assign this Warrant or the Shares, the assignee or transferee shall become party to the Agreement, by execution and delivery to the Company of, a counterpart signature page, joinder agreement, instrument of accession, or similar instrument, to such Agreement.

6.    Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

EXECUTION VERSION

7.    Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split‑up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)    Reclassification and Reorganization.

(i)

Change of Control Generally. In the event of any reclassification, capital reorganization, change in the capital stock of the Company, consolidation, merger or similar business combination, or sale of all or substantially all of the Company’s assets, or tender offer, exchange offer or similar transaction, in each case as a result of which holders of Shares are entitled to receive securities, cash or other property (a “Change of Control”), the Company shall make appropriate provision so that, from and after the effective time of such Change of Control and until the expiration of this Warrant, the Holder shall have the right to acquire, upon exercise of this Warrant, the kind and amount of securities, cash or other property which the Holder would have received if this Warrant had been exercised in full immediately prior to the record date for, or the effective time of, such Change of Control (and the provisions of this Warrant shall thereafter apply, as nearly as reasonably practicable, to any such securities, cash or other property). The aggregate Exercise Price shall remain the same, subject to adjustment in accordance with this Section 7.

(ii)

Cash Consideration; Cash-Out Right. Notwithstanding anything to the contrary herein, if the consideration payable to holders in a Change of Control consists solely of cash, then, effective immediately prior to the consummation of such Change of Control and conditioned upon its consummation, this Warrant shall, at the election of the Holder (made in accordance with Section 7(b)(v)), be deemed net exercised for a cash payment equal to (A) the product of (x) the excess, if any, of the per-Share cash consideration payable in such Change of Control over the then-effective Exercise Price, multiplied by (y) the number of Shares issuable upon exercise of this Warrant in full immediately prior to such Change of Control, minus (B) any applicable withholding taxes required by law (the resulting amount, the “Cash-Out Amount”). If the Exercise Price equals or exceeds the per-Share cash consideration, the Cash-Out Amount shall be zero and no payment shall be due in respect of this Warrant. Upon payment of the Cash-Out Amount (if any), this Warrant shall be deemed canceled and of no further force or effect.

(iii)

Mixed Consideration. If the consideration payable in a Change of Control consists of a combination of cash and non-cash consideration (including securities), then, at the election of the Holder (made in accordance with Section 7(b)(v)), (A) the cash component shall be paid to the Holder in respect of each Share underlying this Warrant in an amount equal to the per-Share cash consideration minus the Exercise Price, but not less than zero, and (B) with respect to any non-cash consideration, this Warrant shall be assumed by, and continue as a warrant of, the successor or acquiring entity, and shall thereafter be exercisable for the securities or other property that a holder of the number of Shares for which this Warrant is exercisable immediately prior to such Change of Control would have been entitled to receive upon consummation of such Change of Control; provided that the aggregate Exercise Price shall remain the same and the other terms of this Warrant shall, to the extent practicable, be preserved in all material respects.

EXECUTION VERSION

(iv)

Assumption; Successor Obligations. The Company shall not consummate any Change of Control unless proper provision is made so that the successor or acquiring entity (or an affiliate thereof) expressly assumes, by written instrument reasonably satisfactory to the Holder, all of the obligations of the Company under this Warrant (including Section 7(b)(iii)) to the extent this Warrant remains outstanding following such Change of Control.

(v)

Notice; Holder Election; Timing of Payment. The Company shall provide the Holder with written notice of any proposed Change of Control not less than fifteen (15) days prior to the anticipated closing date thereof, which notice shall specify in reasonable detail the material terms, the per-Share consideration (including the allocation among cash and any non-cash consideration), the expected closing date, and the procedures for the Holder to make an election under this Section 7(b). The Holder may elect (A) the cash-out described in Section 7(b)(ii) (for all Shares) if the consideration consists solely of cash, or (B) in a mixed consideration transaction, to receive the cash component pursuant to Section 7(b)(iii) and to have the balance of this Warrant assumed pursuant to Section 7(b)(iii). The Holder’s election shall be delivered to the Company not later than two (2) business days prior to the closing of the Change of Control (or such later time as the Company may permit). Any Cash-Out Amount payable hereunder shall be paid to the Holder, by wire transfer of immediately available funds to an account designated by the Holder in writing, concurrently with the consummation of the Change of Control (and, in any event, no later than two (2) business days thereafter).

(vi)

No Fractional Shares; No Negative Amounts. No amount shall be payable under this Section 7(b) with respect to any Share for which the Exercise Price equals or exceeds the per-Share cash consideration. No fractional securities shall be issued upon any assumption pursuant to Section 7(b)(iii); in lieu thereof, the Company (or its successor) shall make a cash payment determined in accordance with Section 8.

(vii)

Non-Control Conditions; Compliance. Any acquisition of voting or non-voting securities pursuant to this Section 7(b) shall remain subject to the Non-Control Conditions set forth in Section 2, and any election or deemed exercise hereunder shall be implemented in a manner consistent with Section 2 and applicable law.

(c)    Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant. Upon the written request of the Holder, the Company shall furnish a statement setting forth the calculation of the new number of Shares and Exercise Price, together with such supporting information (e.g., corporate resolutions and amendments to the Certificate of Incorporation) as the Holder may reasonably request.

EXECUTION VERSION

8.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.    Representations and Covenants of the Company

(a)    Corporate Representation. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

(b)    Reservation of Shares. The Company agrees to take such actions as may be necessary to reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Shares and other securities, as from time to time shall be issuable upon the exercise of this Warrant in accordance with its terms.

10.   Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)    This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)    The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)    The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)    The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

(e)    The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act (“Accredited Investor”).

(f)    The acquisition by the Holder of this Warrant will not cause the Holder (including its Affiliates or any other Persons with which the Holder is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act) to violate the Non-Control Conditions.

EXECUTION VERSION

11.   Restrictive Legend

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

For the avoidance of doubt, with respect to any Shares issued upon exercise of this Warrant in a cash exercise, any applicable holding period under the Act (including, without limitation, Rule 144) for such Shares shall commence on the date of issuance of such Shares upon exercise and not on the date of issuance or acquisition of this Warrant.

12.   Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred only to an “affiliate” of the Holder (as defined in Rule 405 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”)) that is an “accredited investor” (as defined in Rule 501 of Regulation D). Any proposed transfer shall be effected only (a) pursuant to an effective registration statement under the Act and any applicable state securities laws, or (b) pursuant to an available exemption from registration, in each case subject to the Company’s right to require, as a condition to any such transfer, an opinion of counsel to the Holder, in form and substance reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Act or any applicable state securities laws. Transfers shall be made at the office or agency of the Company at which this Warrant is exercisable, by the Holder or its duly authorized attorney, upon surrender of this Warrant together with a properly completed and executed assignment (or written instructions of transfer). Promptly thereafter, a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer on the books of the Company, the Company may treat the Holder as the owner hereof for all purposes

13.   Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

14.   Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, or (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as provided below, and (ii) if to the Company, at the address of its principal corporate offices or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

If to Holder, to the address set forth on the signature page to the Agreement.

EXECUTION VERSION

If to the Company to:

Patriot National Bancorp, Inc.

900 Bedford Street

Stamford, CT 06901

Attention: Corporate Secretary

Email: legal@bankpatriot.com

15.   Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

16.   Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought

17.   Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

18.   Issued this 24th day of September 2026.

[Signature page follows]

EXECUTION VERSION

Name of Holder:

By:
Name:
Title:

Signature page to Warrant

EXECUTION VERSION

EXHIBIT A

NOTICE OF EXERCISE

TO:	Patriot National Bancorp, Inc.

Attention: Secretary

1.    The undersigned hereby elects to purchase __________ Shares of Common Stock pursuant to the terms of the attached Warrant.

2.    The exercise of this Warrant is being effected by cash payment. The undersigned hereby tenders payment in full for the purchase price of the shares being acquired, together with any applicable transfer taxes.

3.    Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.    The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 10 of the attached Warrant (including Section 10(e) thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXECUTION VERSION

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto          ,           in compliance with Section 12 of the Warrant, the right represented by the attached Warrant to purchase                    shares of Common Stock of Patriot National Bancorp, Inc. to which the attached Warrant relates, and appoints                    Attorney to transfer such right on the books of ___________, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: